SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: September 23, 2003

TOUCH AMERICA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-31237 (Commission File Number)	81-0540231 (IRS Employer Identification No.)

130 North Main, Butte, Montana (Address of principal executive offices)	59701-9332 (Zip Code)

Registrant's telephone number, including area code (406) 497-5100

Exhibit Index is found on page 4

ITEM 5. OTHER EVENTS.

Monthly Operating Reports for Companies Included in the Bankruptcy Filing of Touch America Holdings, Inc.

The Monthly Operating Reports required by the United States Bankruptcy Court in the District of Delaware for the period June 20, 2003 through July 31, 2003 are included in this Current Report on Form 8-K. The Monthly Operating Reports have not been audited. The results presented for each company are on a stand-alone basis and do not reflect eliminations for intercompany activity that would normally occur in the preparation of consolidated financial statements. As such, the statements are not comparable with the consolidated financial statements presented in previous filings. Monthly operating reports for the companies included in the bankruptcy filing are attached hereto as Exhibits 99a through 99g.

ITEM 7. EXHIBITS
Exhibit

99a	Monthly Operating Report for Touch America Purchasing Company, LLC

99b	Monthly Operating Report for Touch America Intangible Holding Company, LLC

99c	Monthly Operating Report for Entech, LLC

99d	Monthly Operating Report for Sierra Touch America, LLC

99e	Monthly Operating Report for American Fiber Touch, LLC

99f	Monthly Operating Report for Touch America Holdings, Inc.

99g	Monthly Operating Report for Touch America, Inc.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Form 8-K may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements should be read with the cautionary statements and important factors included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, at Part I, "Warnings About Forward-Looking Statements" and in Item 2 "Warnings About Forward-Looking Statements" in the Company's Quarterly Report on Form  10-Q for the quarter ended September 30, 2002. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "expects," "believes," "anticipates," and similar expressions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOUCH AMERICA HOLDINGS, INC.
(Registrant)

By	/s/ J.P. Pederson
J.P. Pederson
Vice Chairman and Chief
Financial Officer

Dated: September 23, 2003

EXHIBIT INDEX

Exhibit 99a

Monthly Operating Report for Touch America Purchasing Company, LLC

Exhibit 99b

Monthly Operating Report for Touch America Intangible Holding Company, LLC

Exhibit 99c

Monthly Operating Report for Entech, LLC

Exhibit 99d

Monthly Operating Report for Sierra Touch America, LLC

Exhibit 99e

Monthly Operating Report for American Fiber Touch, LLC

Exhibit 99f

Monthly Operating Report for Touch America Holdings, Inc.

Exhibit 99f

Monthly Operating Report for Touch America, Inc.